UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PHOTONIC PRODUCTS GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PHOTONIC PRODUCTS GROUP, INC.

181 Legrand Avenue

Northvale, New Jersey 07647

Notice of Annual Meeting of Shareholders

to be held on November 8, 2006

To The Shareholders of Photonic Products Group, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PHOTONIC PRODUCTS GROUP, INC. (the “Company”) will be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey on Wednesday, November 8, 2006 at 10:00 a.m. for the following purposes:

1.               To elect two Class II Directors, to hold office for three years.

2.               To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on Wednesday, September 13, 2006, as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.  Whether or not you expect to be present at the Annual Meeting, you are requested to complete and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.  Shareholders who are present at the meeting may revoke their proxies and vote in person.  We hope you will attend.

By Order of the Board of Directors

William J. Foote, Secretary

Northvale, New Jersey
October 13, 2006

PHOTONIC PRODUCTS GROUP, INC.

181 Legrand Avenue

Northvale, NJ 07647

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

November 8, 2006

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of PHOTONIC PRODUCTS GROUP, INC., a New Jersey corporation with its principal offices at 181 Legrand Avenue, Northvale, New Jersey 07647 (the “Company”), to be used at the Annual Meeting of Shareholders of the Company to be held at the offices of Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey on Wednesday, November 8, 2006 at 10:00 a.m.  This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about October 18, 2006.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on September 13, 2006, the record date fixed by the Board of Directors, will be entitled to notice of, and to vote at, the Annual Meeting.  At the close of business on the record date, there were 7,767,474 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”), outstanding and entitled to vote at the meeting.  Each share is entitled to one vote.

The presence in person or by proxy of owners of a majority of the outstanding shares of the Company’s Common Stock will constitute a quorum for the transaction of business at the Company’s Annual Meeting.  Assuming that a quorum is present, the election of two Class II Directors, to hold office for 3 years, will require the vote of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting.

For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those cast “for” are included.  Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.  Owners of Common Stock are not entitled to cumulative voting in the election of directors.

Voting:  Revocation of Proxies

A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person.  Each proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company by filing a  later dated proxy with the Secretary at any time prior to its exercise or by voting at the meeting. The presence at the meeting of a stockholder who has given a proxy does not revoke the proxy unless the stockholder files a notice of revocation or votes by written ballot.  All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy.  If no specification is given, the shares will be voted in favor of the Board’s nominees for director described in this Proxy Statement.

Costs of Solicitation

The entire cost of soliciting these proxies will be borne by the Company.  In following up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the stock and may reimburse them for their expenses in so doing.  If necessary, the Company may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Shareholders’ meeting held August 7, 2002 shareholders approved the classification of our Board of Directors into three classes with staggered three-year terms of office.  New Directors that are elected at an Annual Meeting of Shareholders are elected to three-year terms.

The following table sets forth the name and age of the current members of the Board of Directors, the principal occupation or employment of the director for the past five or more years, the principal business of the organization in which said occupation is or was carried on, the name or any other public corporation for which each director served as a Board member, and the period during which each director has served as a director of the Company.

The Board of Directors unanimously recommends that you vote for the election of John Rich and Luke P. LaValle, Jr. as Class II Directors, each for three year terms.

Nominated for Election to Board of Directors:

Name and Age	Since	Term Ends	Positions; Business Experience
John Rich, 67	2000	2006	Chairman of the Board of Directors of the Company (Sept 2004 to Present)
			Vice President/General Manager (1999-2002) Power
			Electronics Division, C&D technologies
			President (1990-1999), Raytheon/GM Hughes Optical Systems
			Vice President (1983-1989), Perkin Elmer Microlithography,
			Electro-Optics, and Systems
			Colonel, Commander, Air Force Avionics Laboratory and
			Air Force Weapons Laboratory

Luke P. LaValle, Jr., 63	2005	2006	Director
			Executive Director (1980 — Present)
			American Capital Management Inc.

Other Continuing Elected Board of Directors:

Name and Age	Since	Term Ends	Positions; Business Experience
Thomas Lenagh, 80	1998	2008	Class I Director of the Company
			Management Consultant (1990 - Present)
			Past Chairman and CEO, Systems Planning Corporation
			Financial Vice President, the Aspen Institute
			Treasurer and Chief Investment Officer, The Ford Foundation
			Captain, US Navy Reserve (ret.)

Daniel Lehrfeld, 62	1999	2008	Class I Director of the Company
			President and Chief Executive Officer of the Company (2000-present),
			President and Chief Operating Officer of the Company (1999-2000),
			Vice President/General Manager (1995-1999), Raytheon/GM
			Hughes Electro-Optics Center,
			President (1989-1991) New England Research Center (subsidiary)
			Deputy General Manager (1989-1995) &
			Director, Business Development, International Business,
			Operations, Cryogenic Products, Magnavox Electronic Systems
			E. Coast Div.,
			Deputy Sector Director & Program Director
			Philips Laboratories Briarcliff, North American Philips subs.
			Philips Electronics NV,

Jan Winston, 69	2000	2007	Class III Director of the Company

Principal (1997-Present) Winston Consulting,
Division Director/General Manager (1981-1997) IBM
Corporation. Executive positions held in Development,
Finance and Marketing

Compensation of Directors

Each non-employee Director was paid $500 during fiscal years 2005 and 2004 for each board meeting attended and $250 during fiscal years 2005 and 2004 for each conference call meeting in which they participated. Fees for 2006 meeting attendance are the same. Each non-employee Director received 11,000 stock options, exercisable at $1.03 per share in 2005 and 20,000 stock options, exercisable at $.50, in 2004.

Committees of the Board of Directors

Since the adoption of the Sarbanes-Oxley Act in July 2002, there has been a growing public and regulatory focus on the independence of directors.  Requirements relating to independence are imposed by the Sarbanes-Oxley Act with respect to members of the Audit Committee.  In accordance to the NASDAQ National Market definition of “independence” the Board of Directors has determined that the members of the Audit Committee satisfy such definitions of independence.  The Board met eleven (11) times during fiscal year 2005 with all members in attendance.

In July 2005, Director J. Frank Wiedeman passed away.  In September 2005, Luke P. LaValle, Jr. was unanimously appointed by the Board to serve the balance of Mr. Wiedeman’s term.  Also in September 2005, all four outside directors were made members of each committee of the Board of Directors.

Audit Committee.  During 2005, the Audit Committee was comprised of four Directors: Thomas Lenagh (Chairman), Jan Winston, John Rich, and Luke P. LaValle, Jr.  The Audit Committee is empowered by the Board of Directors to, among other things, serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system and disclosure control system, review and appraise the audit efforts of the Company’s independent accountants, assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company’s management regarding financial reporting issues, and provide an open avenue of communication among the independent accountants, financial and senior management, and the Company’s Board of Directors.  The Audit Committee met five (5) times during the 2005 with all members in attendance.  The Audit Committee has adopted the Charter attached to this proxy as Exhibit A.

Audit Committee Financial Expert.  The Board of Directors of the Company has determined that Mr. John Rich is an “audit committee financial expert”; as such term is defined by the SEC.  Mr. Rich, as well as Mr. Thomas Lenagh and Mr. Jan Winston, have been determined to be “independent” within the meaning of the NASDAQ National Market definition.

Compensation Committee.  During 2005, the Compensation Committee was comprised of Mr. Jan Winston, Chairman, Mr. Thomas Lenagh, Mr. Luke P. LaValle, Jr., and Mr. John Rich.  The Compensation Committee reviews, approves and makes recommendations to the Board of Directors on matters regarding the compensation of the Officers of the Company.  The Compensation Committee met one (1) time during the year with all members in attendance.

Nominating Committee.  During 2005, the Nominating Committee was comprised of the four outside directors: Mr. John Rich, Chairman, Mr. Thomas Lenagh, Mr. Luke P. LaValle, Jr., and Mr. Jan Winston.  The Nominating Committee makes recommendations to the Board of Directors for the selection of individuals to be nominated to the Board of Directors.  The Nominating Committee met once during the year with all members in attendance.

Executive Committee.  During 2005, the Executive committee was comprised of Mr. Jan Winston, Chairman, Mr. Tom Lenagh and Mr. John Rich.  The Executive committee meets with members of management on a regular basis, to discuss the operations of the Company, including approval of yearly financial plans, progress of M&A activities and other operational issues.  The Executive Committee met four (4) times during the year with all members in attendance.  In September 2005, the Executive Committee suspended further meetings in favor of more frequent meetings of the full board.

Procedures for Considering Nominations Made by Stockholders

The Nominating Committee’s charter, as reflected in Exhibit B, describes procedures for nominations to be submitted by stockholders and other third-parties, other than candidates who have previously served on the Board or who are recommended by the Board.  The charter states that a nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the ninetieth  day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.  The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above.  The charter requires a nomination notice to set forth as to each person whom the proponent proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate satisfies the criteria established by the Nominating Committee, as described below.

Qualifications - The charter describes the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess.  Each nominee:

•                  must satisfy any legal requirements applicable to members of the Board;

•                  must have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•                  must have a reputation in the Company’s industry, for honesty and ethical conduct;

•                  must have a working knowledge of the types of responsibilities expected of members of a board of directors of a public corporation; and

•                  must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee’s capacity to serve in a fiduciary position.

Identification and Evaluation of Candidates for the Board -  Candidates to serve on the Board will be identified from all available sources, including recommendations made by stockholders.  The Nominating Committee’s charter provides that there will be no differences in the manner in which the Nominating Committee evaluates nominees recommended by stockholders and nominees recommended by the Committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board.  The evaluation process for individuals other than existing Board members will include:

•                  a review of the information provided to the Nominating Committee by the proponent;

•                  a review of reference letters from at least two sources determined to be reputable by the Nominating Committee; and

•                  a personal interview of the candidate;

together with a review of such other information as the Nominating Committee shall determine to be relevant.

Third Party Recommendations -  In connection with the 2006 Annual Meeting, the Nominating Committee did not receive any nominations from any stockholder or group of stockholders which owned more than 5% of the Company’s Common Stock for at least one year.”

Communication with the Board - The Board has established a procedure that enables stockholders to communicate in writing with members of the Board.  Any such communication should be addressed to the Company’s Secretary and should be sent to such individual c/o the Company.  Any such communication must state, in a conspicuous manner, that it is intended for distribution to the entire Board.  Under the procedures established by the Board, upon the Secretary’s receipt of such communication, the Company’s Secretary will send a copy of such communication to each member of the Board, identifying it as a communication received from a stockholder.  Absent unusual circumstances, at the next regularly scheduled meeting of the Board held more than two days after such communication has been distributed, the Board will consider the substance of any such communication

Board members are encouraged, but not required by any specific Board policy, to attend the Company’s Annual Meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Other Compensation.  The following table sets forth, for the years ended December 31, 2005, 2004 and 2003, the cash compensation paid by the Company and its Subsidiaries, with respect to the Company’s officers, whose total annual salary and bonus exceeded $100,000, for services rendered in all capacities as an executive officer during such period:

Summary Compensation Table

		Annual Compensation		Long Term Compensation
Name and principal position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
Daniel Lehrfeld	2005	183,000	N/A	0	12,140	(3)
President & CEO	2004	183,000	N/A	285,000	12,140	(3)
	2003	156,000	N/A	50,000	5,300	(3)
Devaunshi Sampat	2005	165,000	N/A	20,000
VP Marketing Comm.	2004	171,000	N/A	50,000
	2003	105,000	N/A	24,000
William Miraglia (1)	2005	126,000	N/A	15,000
VP, CFO and	2004	126,000	N/A	50,000
Secretary (2)	2003	101,000	N/A	24,000

(1)             Mr. Miraglia was removed as CFO and Secretary on May 16, 2006, and separated from the Company for cause on June 14, 2006.  All Mr. Miraglia’s outstanding stock option grants were forfeited.

(2)             Mr. William J. Foote was appointed CFO and Secretary on May 16, 2006.

(3)             Represents the amount of premiums for Company paid term life insurance. There is an SEC requirement to report perquisites or other personal benefits received by its officers in excess of the lesser of $50,000 or 10% of such individual’s reported salary and bonus.  During fiscal years 2005, 2004 and 2003, respectively, no officer received such perquisites or other personal benefits, nor were any granted.

The Company is party to an employment agreement with Mr. D. Lehrfeld, President and CEO, that provides for a minimum annual salary during its term, payment of the premium on a term life insurance policy, and severance benefits under certain conditions that include a change of control of the Company.  The aggregate minimum commitment under this agreement is as follows:

Year Ending
December 31,
2006	$188,000
2007	$188,000
2008	$188,000

Should Mr. Lehrfeld be terminated without cause during this contract period he would be entitled to one year’s salary payable in one lump sum within one month of termination, plus continued health care coverage.

Option Exercises and Holdings

The following table provides information concerning options exercised during 2005 and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table at December 31, 2005.

Aggregated Option Exercises in Last fiscal Year and Fiscal Year-end Option Values

	Shares acquired on exercise	Value	Number of securities underlying unexercised options/SARs at FY end December 31, 2005 (#)		Value of unexercised in-the-money options at FY end December 31, 2005 ($) (1)
Name	(# shares)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Daniel Lehrfeld	0	0	731,550	73,450	363,275	36,725
Devaunshi Sampat	0	0	159,580	41,420	119,165	20,710
William Miraglia (2)	0	0	119,280	34,720	81,890	17,360

(1)                                  Based on $1.50 per share, the closing price of the Company’s Common Stock, as reported by the OTC Bulletin Board, on December 31, 2005.

(2)                                  Mr. Miraglia was removed as CFO and Secretary on May 16, 2006 and separated from the Company for cause on June 14, 2006.  All Mr. Miraglia’s outstanding stock option grants were forfeited.

Option/SAR Grants in Last Fiscal Year

Shown below is information on grants of stock options pursuant to the 2000 Equity Compensation plan during the Fiscal year ended December 31, 2005 to the officers named below:

	Individual Grant				Alternative to Grant Date Value (1)
Name	Number of securities underlying options/SARs granted (#)	Percent of total option/SARs granted to employees in fiscal year	Exercise of base price ($/share)	Expiration date	Grant date payment value ($)
Daniel Lehrfeld	0	0%
Devaunshi Sampat	20,000	14.3%	$1.03	Jan 2015	$20,600
William Miraglia (2)	15,000	10.5%	$1.03	Jan 2015	$15,450

(1)             Based on a grant date present value, derived using the Black-Scholes option pricing model with the following assumptions:  Volatility of 210.54%, Risk free rate of return of 5.20%, Dividend Yield of 0% and a 10 year option life.

(2)             Mr. Miraglia was removed as CFO and Secretary on May 16, 2006 and separated from the Company for cause on June 14, 2006.  All Mr. Miraglia’s outstanding stock option grants were forfeited.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on the review of copies of reports and other information furnished to the Company, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent shareowners were complied with on a timely basis.

Relationship with Independent Public Accountants

Holtz Rubenstein & Company, LLP, (the “Auditors”) independent accountants, has been selected by the Board of Directors to examine and report on the financial statements of the Company for the fiscal year ending December 31, 2006.

Principal Accounting Fees and Services

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter (Exhibit A), all audit and audit-related work and all non-audit work performed by the Company’s independent accountants is approved in advance by the Audit Committee, including the proposed fees for such work.  The Audit Committee is informed of each service actually rendered

Audit Fees.  Audit fees billed or expected to be billed to the Company by the Company’s principal accountant for the audit of the financial statements included in the Company’s Annual Reports on Form 10-K, and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the years ended December 31, 2005 and 2004 totaled approximately $110,00 and $98,500, respectively.

Audit-Related Fees.  The Company was billed $0 and $0 by the Company’s principal accountant for the fiscal years ended December 31, 2005 and 2004, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption Audit Fees above.

Tax Fees.  The Company was billed an aggregate of $10,000 and $8,500 by the Company’s principal accountant for the fiscal years ended December 31, 2005 and 2004, respectively, for tax services, principally the preparation of income tax returns.

All Other Fees.  The Company incurred approximately $125,000 in fees in connection with activities related to the MRC acquisition in October 2004 including due diligence, audit of MRC, 8-K filing, S-8 registration and S-1 registration for resale of common stock issued as a result of the private equity offering.  Representatives of Holtz Rubenstein Reminick LLP are not expected to be at the Annual Meeting of Shareholders on Wednesday, November 8, 2006.

Applicable law and regulations provide an exemption that permits certain services to be provided by the Company’s outside auditors even if they are not pre-approved.  The Company has not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

The Audit Committee of the Board of Directors has considered whether the provision of information technology services and other non-audit services is compatible with maintaining the independence of the Corporation’s principal accountant.  The Company did not utilize such services during 2005.

Of the time expended by the Corporation’s principal accountant to audit the Corporation’s financial statements for the year ended December 31, 2005, less than 50% of such time involved work performed by persons other than the principal accountant’s full-time, permanent employees.

Audit Committee Report

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005:

(1)          the Audit Committee reviewed and discussed the audited financial statements with the Company’s management;

(2)          the Audit Committee discussed with the Company’s independent auditors the matters required to be discussed by SAS 61;

(3)          the Audit Committee received and reviewed the written disclosures and the letter from the Company’s independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company’s independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence; and

(4)          based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2005 Annual Report on Form 10-K.

This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference to any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under either of such acts except to the extent that the Company specifically incorporates this information by reference.

This report is furnished by the Audit Committee of the Board of Directors.

/s/ THOMAS LENAGH	/s/ JAN WINSTON
Thomas Lenagh	Jan Winston

/s/ JOHN RICH	/s/ LUKE P. LAVALLE, JR.
John Rich	Luke P. LaValle, Jr.

PRINCIPAL SHAREHOLDERS

The following table presents certain information available to the Company at the date hereof with respect to the security ownership of the Company’s Common Stock by (i) each of the Company’s directors and their nominees, (ii) named executive officers of the Company, (iii) all executive officers and directors as group, and (iv) the security ownership of each person known by the Company to beneficially own more than five percent (5%) of the Company’s common stock outstanding as of September 13, 2006.  Percentages that include ownership of options or convertible securities are calculated assuming exercise or conversion by each individual or entity of the options (including “out-of-the-money options”), or convertible securities owned by each individual or entity separately without considering the dilutive effect of option exercises and security conversions by any other individual or entity.  The address of each principal shareholder, unless otherwise indicated, is C/O Photonic Products Group, Inc., 181 Legrand Avenue, Northvale, NJ 07647.

	Beneficial Ownership of Common Stock (1)
	Amount and Nature of		Percent of
Name and Address of Beneficial Owner	Beneficial Ownership		Common Stock
Luke P. LaValle, Jr.	0		*

Thomas Lenagh	220,300	(2)	2.8%

John Rich	77,000	(3)	*

Jan Winston	64,600	(4)	*

Daniel Lehrfeld	879,550	(5)	10.2%

Devaunshi Sampat	196,900	(6)	2.5%

William J. Foote	0		*

All Directors and Executive Officers as a group (7 persons)	1,438,350	(7)	15.9%

Clarex, Ltd. & Welland Ltd. Bay Street and Rawson Square P.O. Box N 3016 Nassau, Bahamas	10,151,914	(8)	66.8%

William Nicklin 3 Rivers Edge Newburgh, NY 12550-1457	571,350	(9)	7.0%

Brown Advisory Holdings, Inc. 901 South Bond Street, Suite 400 Baltimore, MD 21231	889,750	(11)	11.5%

* Less than 1%

(1) Unless otherwise indicated, each of the shareholders named in the table has sole voting and investment power with respect to the shares beneficially owned, subject to the information contained in the footnotes to the table.

(2) Including 133,400 shares issuable upon conversion of options exercisable within 60 days.

(3) Including 12,000 shares issuable upon conversion of convertible preferred stock and 58,400 shares issuable upon conversion of options exercisable within 60 days.

(4) Including 4,000 shares issuable upon conversion of convertible preferred stock and 58,400 shares issuable upon conversion of options exercisable within 60 days.

(5) Including 776,950 shares issuable upon conversion of options exercisable within 60 days and 48,000 shares issuable upon conversion of convertible preferred stock convertible within 60 days. Also includes 10,000 shares held in a trust over which Mr. Lehrfeld has shared voting and investment power, and 21,800 shares held by Mr. Lehrfeld’s daughter, as to which shares he disclaims beneficial ownership.

(6) Including 8,000 shares issuable upon conversion of convertible preferred stock and 184,500 shares issuable upon exercise of options exercisable within 60 days.

(7) Including 72,000 shares issuable upon conversion of convertible preferred stock and 1,211,650 shares issuable upon conversion of options exercisable within 60 days.

(8) Including 900,000 shares issuable upon conversion of preferred stock convertible within 60 days, 3,500,000 shares issuable upon conversion of convertible promissory notes at a per share conversion price of $1.00, and warrants to purchase 3,025,000 shares exercisable as follows: 2,625,000 at $1.35 per share, 200,000 at $1.08 per share and 200,000 at $.0425 per share

(9) Including 49,600 shares over which Mr. Nicklin has shared investing power, 160,000 shares issuable upon conversion of convertible preferred stock and 243,750 shares issuable upon exercise of warrants at $1.35 per share.

(10) Including 875,750 shares over which Brown Advisory Holdings, In c. has shared investment power.

OTHER MATTERS

At the time this Proxy Statement was mailed to shareholders, management was not aware that any other matter will be presented for action at the Annual Meeting.  If other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

NOTICE REGARDING FILING OF SHAREHOLDERS PROPOSALS

AT 2007 ANNUAL MEETING

Any proposal intended to be presented by a shareholder at the 2007 Annual Meeting of Shareholders must be received by the Company at the Company’s principal executive offices, 181 Legrand Avenue, Northvale, NJ 07647 no later than the close of business on March 17, 2007 to be considered for inclusion in the Proxy Statement for the 2006 Annual Meeting and by July 8, 2007 in order for the proposal to be considered timely for consideration at next years Annual Meeting (but not included in the Proxy Statement for such meeting).

The Annual Meeting of Stockholders is called for the purposes set forth in the Notice.  The Board does not know of any matter for action by stockholders at such meeting other than the matters described in the Notice.  However, the enclosed proxy will confer discretionary authority with respect to matters which are not known at the date of printing hereof which may properly come before the meeting.  It is the intention of the person named in the proxy to vote in accordance with their judgment on any such matter.

You are cordially invited to attend the Annual Meeting in person.  Your participation in and discussion of the Company’s affairs will be welcome.

By Order of the Board of Directors

William J. Foote, Secretary

Dated:    October 13, 2006

A copy of the Company’s annual report for the fiscal year ended December 31, 2005, including consolidated financial statements, accompanies this Proxy Statement.  The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

EXHIBIT A

AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors of PHOTONIC PRODUCTS GROUP, INC. (“Photonic Products Group, Inc.”) to assist the Photonic Products Group, Inc. Board in monitoring (a) the integrity of the financial statements of Photonic Products Group, Inc. and its subsidiaries (the “Company”) and (b) the independence of performance of the Company’s external and, if applicable, internal auditors.

The members of the Audit Committee shall meet the independence and experience requirements of the National Association of Securities Dealers, Inc., subject to such qualifications and exceptions as may be permitted by such requirements.  The members of the Audit Committee shall be appointed from time to time by the Photonic Products Group, Inc. Board.  The Photonic Products Group, Inc. Board reserves the right to amend, modify or replace this Charter in its discretion at any time.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee.  The Audit Committee may request any officer or employee of the Company, the Company’s outside counsel or independent auditor to attend meetings of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The primary goals of this Charter are to specify the following:

•                  the scope of the Audit Committee’s responsibilities and the approaches to be used in carrying out those responsibilities, including structure, processes and membership requirements;

•                  the Audit Committee’s responsibility for (a) insuring its receipt from the Company’s independent auditor of a formal written statement delineating all relationships between such auditor and the Company, consistent with Independence Standards Board Standard No. 1, (b) actively engaging in a dialogue with such auditor with respect to any disclosed relationships or services that may impact the objectivity and the independence of the auditor and (c) taking, or recommending that the Photonic Products Group, Inc. Board take, appropriate action to oversee the independence of the independent auditor; and

•                  the independent auditor’s ultimate accountability, to the Photonic Products Group, Inc. Board and the Audit Committee, as representatives of the shareholders of Photonic Products Group, Inc. and the ultimate authority and responsibility of the Photonic Products Group, Inc. Board and/or the Audit Committee to select, evaluate and, where appropriate, replace the independent auditor (or, if applicable, to nominate the independent auditor to be proposed for shareholder approval in any proxy statement).

To the extent any statement set forth below is inconsistent with the three principles set forth above, the three principles set forth above shall govern.

The Audit Committee shall make regular reports to the Photonic Products Group, Inc. Board, as required by the Delaware General Corporation Law.

Pursuant to this Charter:

1.  THE COMMITTEE

The Audit Committee of the Board of Directors of PHOTONIC PRODUCTS GROUP, INC. will consist of at least three members of the Board including a Chairman designated by the Board.  Members of the Audit Committee may not be employees of the Company.  The Committee will meet at least three times a year, with additional meetings if circumstances require, for the purpose of satisfying its responsibilities.

2.  SCOPE

The Committee serves at the pleasure of and is subject to the control and direction of the Board of Directors.

3.  RESPONSIBILITIES OF THE COMMITTEE

-                    To assist the Board in fulfilling its fiduciary responsibilities to the shareholders with respect to matters relating to the Company’s business, accounting, reporting, audit and internal controls practices.

-                    To maintain a direct line of communications between the Board and the Company’s independent auditors and internal auditors to provide for an exchange of views and information.

4.  FUNCTIONS OF THE COMMITTEE

The Committee will satisfy its responsibilities by completing the following functions:

-                    Discuss the results of the annual internal and independent audits with management and the internal and independent auditors.

-                    Consider the comments from the independent auditors and internal auditors with respect to internal accounting and management controls and the consideration given or action taken by management.

-                    Appoint the independent auditors for the coming year.

-                    Appraise the effectiveness of the independent audit effort through discussions with the independent auditors regarding their planned arrangements and scope of the annual audit, including fees.

-                    Review the scope of planned activities and budget along with a review of the effectiveness of the Company’s internal auditors, if any.

-                    Review the anticipated scope and related fees of any non-audit services to be provided by the independent auditors to ensure that these services do not detract from the independence of the auditors in their audit function.

-                    Consider the comments from the independent auditors with respect to internal accounting and management controls and the consideration given or action taken by management.

-                    Review the Committee’s responsibilities and functions, evaluate its performance, and institute appropriate modifications to reflect changes in the business environment.

-                    Monitor the procedures or systems used in preparing the financial statements of the Company.

-                    Obtain the assessment of management and the independent auditors as to the adequacy of:

-       the Company’s internal accounting procedures and controls.

-                    the Company’s procedures for complying with SEC Regulations and The Foreign Corrupt Practices Act.

-                    Receive and review the assessment of management as to the quality and depth of staffing in the accounting and financial departments worldwide.

-                    Receive from the Company’s independent auditor a formal written statement delineating all relationships between such auditor and the Company, consistent with Independence Standards Board Standard No. 1.

-                    Engage in dialogue with the Company’s independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of such firm.

-                    Recommend to the Photonic Products Group, Inc. Board appropriate actions to ensure the independence of the Company’s independent auditor.

I.                             Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Photonic Products Group, Inc. Board for approval.

II.                         Audit Committee should meet with independent auditor without management present.

III.                     Review the interim financial statements and financial results with independent auditor prior to filing Form 10-Qs.

IV.                     Review Year-End financial statements and financial results prior to filing Form 10-K.

V.                         Discuss required communication with independent auditor as required by SAS 61 of GAAS.

-                    Review any information submitted to the Audit Committee pursuant to Section 10A of the Private Securities Litigation Reform Act of 1995.

-                    Prepare the report to the Company’s Board of Directors for inclusion in the Company’s annual proxy statement.

-                    Review with the independent auditor any material problems or difficulties the auditor may have encountered during an audit including any restrictions on the scope of activities or access to required information; review any management letter provided by the auditor and the Company’s response to that letter.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with generally accepted accounting principles.  This is the responsibility of management and the independent auditor.  Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

EXHIBIT B

PHOTONIC PRODUCTS GROUP, INC.

NOMINATING COMMITTEE CHARTER

Purposes of the Nominating Committee

The purposes of the Nominating Committee are:

•                  to consider proposals made by shareholders and others to nominate specific individuals to the board of directors of Photonic Products Group, Inc. (the “Company”);

•                      to identify qualified individuals for membership on such board (the “Board”); and

•                      to recommend to the Board the director nominees for election at each annual meeting of shareholders and at each other meeting of shareholders at which directors are to be elected.

Membership of the Nominating Committee

The Nominating Committee:

•                  shall consist of not less than four independent members of the Board, the exact number to be established by the board of directors from time to time;

•                  shall consist solely of individuals who meet the independence standards set forth in Securities and Exchange Commission rules and in the listing standards, if any, applicable to the Company; and

•                  shall consist solely of members who are appointed by, and who may be removed by, the Board.

Criteria for Nomination to the Board of Directors

Each individual nominated by the Nominating Committee to serve on the Board of Directors shall, in the Nominating Committee’s opinion, satisfy the following criteria (the “Minimum Criteria”) together with such other criteria as shall be established by the Nominating Committee:

•                  such nominee shall satisfy any legal requirements applicable to members of the Board;

•                  such nominee shall have business or professional experience that will enable such nominee to provide useful input to the Board in its deliberations;

•                  such nominee shall have a reputation, in one or more of the communities serviced by the Company and its subsidiaries, for honesty and ethical conduct;

•                  such nominee shall have a working knowledge of the types of responsibilities expected of members of the board of directors of a public corporation; and

•                  such nominee shall have experience, either as a member of the board of directors of another public or private corporation or in another capacity, which demonstrates the nominee’s capacity to serve in a fiduciary position.

Procedures to be Followed with Respect to the Submission of Names for Consideration by the Nominating Committee

The following procedures (the “Minimum Procedures”) shall be utilized in considering any candidate for election to the Board at an annual meeting, other than candidates who have previously served on the Board or who are recommended by the Board.  A nomination must be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a notice as described above.  Such notice shall set forth as to each person whom the proponent proposes to nominate for election as a director (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable the Nominating Committee to determine whether the candidate satisfies the Minimum Criteria and any Additional Criteria (as defined below) established by the Nominating Committee.

In the event that a director is to be nominated at a special meeting of shareholders or is to be elected by the Board, the Nominating Committee shall develop procedures designed to conform, as nearly as practicable, to the procedures applicable to elections of Board members at annual meetings.

The Nominating Committee may, but shall not be required to, develop other procedures (the “Additional Procedures”) designed to supplement the Minimum Procedures.

Processes to be Followed in Considering Candidates

Candidates to serve on the Board shall be identified from such sources as shall be available to the Nominating Committee, including without limitation recommendations made by shareholders.

There shall be no differences in the manner in which the Nominating Committee evaluates nominees recommended by shareholders and nominees recommended by the committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on the Board.  The evaluation process shall include (i) a review of the information provided to the Nominating Committee by the proponent, (ii) a review of reference letters from at least two sources determined to be reputable by the Nominating Committee and (iii) a personal interview of the candidate, together with a review of such other information as the Nominating Committee shall determine to be relevant.

Duties of the Nominating Committee

The Nominating Committee shall:

•                  determine whether other criteria (the “Additional Criteria”), beyond the Minimum Criteria, should apply in nominating members of the Board, such Additional Criteria to

•                  reflect, at a minimum, all applicable laws, rules, regulations and listing standards, if any, applicable to the Company, and

•                  take into account a potential candidate’s experience, areas of expertise and other factors relative to the overall composition of the board of directors;

•                  determine whether the Minimum Procedures should be supplemented with Additional Procedures relating to the information to be submitted to the Nominating Committee regarding prospective candidates;

•                  annually review the size, composition and needs of the Board and make recommendations to the Board;

•                  recommend to the Board the director nominees for election at the next annual meeting of shareholders;

•                  consider and recommend candidates for appointment to the Board to the extent vacancies arise between annual meetings of shareholders;

•                  consider director candidates submitted by shareholders and other third-parties, in accordance with the Minimum Procedures and any Additional Procedures adopted by the Nominating Committee; and

•                  annually review the Nominating Committee charter and recommend to the Board any changes it deems necessary or desirable.

Meetings of the Nominating Committee

The Nominating Committee shall meet as often as necessary to carry out its responsibilities, but not less than once each year.  At the discretion of the chairperson of the Nominating Committee, but at least once each year for all or a portion of a meeting, the members of the Nominating Committee shall meet in executive session, without any members of management present.

Additional Authority of the Nominating Committee

The Nominating Committee shall have the authority, in its discretion, to retain outside counsel and other advisors.